Exhibit 4.2

FORM OF WARRANT
Warrant No. ____
  ______ __, 2008

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE SHARES OF
COMMON STOCK OF OMNIMMUNE HOLDINGS INC.

1.           Grant of Warrant.  Omnimmune Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees that [__________________] (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to [____] ([______]) shares of fully paid and non-assessable shares of Common Stock (the “Warrant Stock”) at a price as provided in Section 4 below (the “Exercise Price”). The term “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with this Warrant.

The term “Common Stock” means the Common Stock, $0.0001 value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefor.  The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.  The term “Company” means and includes the Company as well as any successor corporation resulting from the merger or consolidation of such corporation with another corporation.

2.           Exercise of Warrant.  Subject to the limitations set forth in Section 7, this Warrant may be exercised, as to the whole or any lesser number of whole shares of Warrant Stock, at any time during the period commencing six (6) months after the issue date set forth herein above, and expiring at 5:00 p.m., Houston, Texas time, upon and coincident with the fifth (5th) anniversary of the date of issuance (such date referred to herein as the “Expiration Date”). This Warrant shall expire if not properly exercised in full by the Expiration Date.

The Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company prior to the Expiration Date at its principal office in Houston, Texas, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares of Warrant Stock specified in such form.

Upon receipt by the Company of this Warrant, together with payment in the amount of the Exercise Price, at its principal office in Houston, Texas, or by the stock transfer agent of the Company at such agent’s office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock issuable upon such exercise, registered in the name of the Holder.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Stock subject to purchase hereunder.

3.           Transfer of Warrant.  Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued.  The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.  This Warrant shall be transferable on the books of the Company only upon delivery hereof with the Form of Assignment at the attached duly completed and executed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced.  Upon any registration of transfer, the Company shall deliver a new Warrant to the person entitled thereto.  This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Warrant Stock, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person, or Warrant Stock to be issued, if, in the opinion of counsel to the Company, such transfer or issuance does not comply with the provisions of the Act and the rules and regulations thereunder, and any applicable state securities laws (“Blue Sky Laws”).

4.           Exercise Price.  Subject to adjustment as set forth in Section 6 hereof, the exercise price per share of Warrant Stock (the “Exercise Price”) shall be $5.00.

5.           Reservation of Shares.  The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized and, if issued in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional shares or scrip, the Company shall pay the Holder an amount equal to the applicable Exercise Price multiplied by such fraction of a share otherwise called for upon any exercise of this Warrant.

6.           Adjustments.

(a)           Capital Adjustments.  In case the Company shall at any time after the date this Warrant is issued: (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price in effect, and the number of shares of Warrant Stock, at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holders of the Warrant shall be entitled to receive the aggregate number and kind of shares, for the same aggregate Exercise Price as in effect immediately prior to such dividend, subdivision or combination, which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination.  Such adjustment shall be made successively whenever any event listed above shall occur.  Any adjustment under this paragraph shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Mergers, Consolidations or Sale of Assets.  If the Company is a party to a reorganization (other than as provided for herein), or a merger or consolidation with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such transaction, lawful provision shall be made so that this Warrant shall pertain and apply to the securities and/or other property to which the holder of the number of shares of Common Stock of the Company then covered by this Warrant would have been entitled had this Warrant been exercised in whole immediately prior to the effective date of such reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any securities or other property deliverable after that event upon exercise of this Warrant.  Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.  The Company shall not effect any such reorganization, merger, consolidation or sale unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

(c) Notice to Holder of Adjustment.  Whenever the number of shares of Warrant Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Holder a notice (i) stating that the number of shares of Warrant Stock have been adjusted, (ii) setting forth the adjusted number of shares of Warrant Stock, (iii) the Exercise Price, as adjusted, and (iv) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

(d) De minimus Adjustments.  All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be; provided, however that, no adjustment in the Exercise Price shall be required if such adjustment is less than $.01; and provided, further, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

7.           Securities Law Matters; Restrictions on Transfer.

(a) Investment Intent Only. This Warrant will be acquired for Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Holder has no present intention of selling, granting any participation or interest in, or otherwise distributing, transferring or disposing of this Warrant.

(b) Accredited Holder.  Holder (a) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder’s prospective investment in the Warrant; (b) has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in the Warrant; (c) has not been offered the Warrant by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media; (d) has had an opportunity to ask questions and receive answers from representatives of the Company regarding the terms and conditions of the Warrant and the condition of the Company’s business, including, without limitation, its financial condition; and (e) acknowledges that Holder has conducted its own due diligence with respect to the Company, the Warrant and any other matter which Holder believes to be material to a decision to lend and further acknowledges that Holder is making its investment decision based on this due diligence.

(c) Compliance with Laws.  Holder acknowledges compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the “USA PATRIOT Act.”  Additionally, Holder represents that neither it nor any of its principal owners, partners, members, directors or officers are included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on United States foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom United States persons are prohibited from doing business because such individuals and groups have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

(d) No Registration; Legend.  Holder acknowledges that (a) neither the Warrant nor any securities obtainable upon conversion or payment thereof have been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings and (b) the Company is under no obligation to register the Warrant or securities obtainable upon exercise hereof under the Securities Act or any securities laws of any state or take any action to make any exemption from such registration provisions available.  Such Holder acknowledges the Warrant and any securities obtainable upon exercise hereof must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Holder understands that no public market now exists for any of the securities issued by the Company hereunder and that there is no assurance that a public market will ever exist for such securities.  Holder agrees to the imprinting, so long as required by law, of a legend on this Warrant and the Warrant Stock should the Warrant be exercised in the following form or one similar to it.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

8.           Notices.   All notices required hereunder must be in writing and shall be deemed given when sent by facsimile, delivered by nationally recognized overnight courier service, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at Omnimmune Holdings, Inc., 4600 Post Oak Place, Suite 352, Houston, Texas  77027, Attention:  Harris A. Lichtenstein, Ph.D., Esq., Chief Executive Officer, and if to the Holder, at the address for the registered Holder as it appears on the books of the Company, or at such other address of which the Company or Holder has been advised by notice hereunder.

9.           Rights as a Shareholder.   The Holder shall have no rights as a shareholder with respect to any shares covered by this Warrant until the date of issuance of such shares.

10.           Lost or Destroyed Warrant.   Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.  The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

11.           Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the duly authorized undersigned officer, in the name and on behalf of the Company, as of the day and year first above written.

COMPANY:

Omnimmune Holdings, Inc.

By:           _______________________________

Name:___________________________
Title:____________________________

FORM OF NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:  OMNIMMUNE HOLDINGS, INC.

The undersigned, the holder of the a Warrant dated _______ to purchase _________ shares of common stock of Omnimmune Holdings, Inc., hereby irrevocably elects to exercise such Warrant for, and to receive thereunder _________* shares of common stock of Omnimmune Holdings, Inc. by tendering payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

Name:__________________________

Address:

                ________________________

Social Security or Tax Identification Number: ________________________

and, if such number of shares of Warrant Stock shall not be all the shares of Warrant Stock covered by the within Warrant, that a new Warrant for the balance of the Warrant Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

Name:__________________________

Address:

                ________________________

Social Security or Tax Identification Number: ________________________

Signature:_________________________________
 (Signature must conform in all respects to name of  Holder as specified on the face of the Warrant)

*Insert the number of shares of Warrant Stock as to which the Warrant is being exercised.

WARRANT ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant).

FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto:

Name:__________________________

Address:

                ________________________

Social Security or Tax Identification Number: ________________________

a Warrant to purchase ______ shares of Common Stock of Omnimmune Holdings, Inc. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ___________________

Name:__________________________

Address:

                ________________________

Social Security or Tax Identification Number: ________________________

Signature:_________________________

NOTE:  The above signature should correspond exactly with the name on the first page of this Warrant.